Exhibit 5.1

3400 JPMorgan Chase Tower, 600 Travis Houston, Texas 77002-3095 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com
March 4, 2016

Marathon Oil Corporation
5555 San Felipe Street
Houston, Texas 77056-2799

Ladies and Gentlemen:
We have acted as counsel to Marathon Oil Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 166,750,000 shares of its common stock, par value $1.00 per share (the “Shares”), under its Registration Statement on Form S-3ASR (File No. 333-194226) (the “Registration Statement”) as filed with Securities and Exchange Commission (the “Commission”) on February 28, 2014, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder, including the prospectus dated February 28, 2014, forming a part of the Registration Statement and relating to certain securities to be issued from time to time by the Company, including the Shares (the “Base Prospectus”), and its Prospectus Supplement filed with the Commission on February 29, 2016 and specifically relating to the Shares (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and in accordance with the terms of that certain Underwriting Agreement dated February 29, 2016 (the “Underwriting Agreement”) between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”).
In so acting, we have examined, among other agreements, instruments and documents, originals or copies (certified or otherwise identified to our satisfaction) of: (i) the restated certificate of incorporation and by-laws, each as amended to date, of the Company; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the Prospectus Supplement; (v) the Underwriting Agreement; (vi) the resolutions adopted by the board of directors of the Company (the “Board”) on February 24, 2016 and the pricing committee of the Board on February 29, 2016, each relating to the Shares; (vii) corporate records of the Company, including minute books it has furnished us; and (viii) certificates, instruments and other documents of public officials and of representatives of the Company.
In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of public officials and officers and representatives of the Company, representations of the Company and documents furnished to us by the Company without independent verification of their accuracy.
Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and subject to compliance with applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

March 4, 2016

We express no opinion herein as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, each as in effect on the date hereof.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on March 4, 2016 and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ Locke Lord LLP
LOCKE LORD LLP